As filed with the Securities and Exchange Commission on July 1, 2011
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
First Potomac Realty Trust
(Exact name of registrant as specified in its charter)

Maryland	37-1470730
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)
7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(Address of principal executive offices including zip code)
First Potomac Realty Trust 2009 Equity Compensation Plan
(Full title of the plan)
Joel F. Bonder
Executive Vice President and General Counsel
First Potomac Realty Trust
7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(301) 986-9200
(Name and address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
David P. Slotkin
Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, NW
Washington, DC 20004
(202) 637-5600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount to be	maximum offering	maximum aggregate	Amount of
Title of securities to be registered	Registered(1)	price per share (2)	offering price (2)	registration fee(2)
Common shares of beneficial interest, par value $0.001 per share	4,500,000 shares	$15.12	$68,040,000	$7,900

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover, in addition to the number of common shares of beneficial interest (“common shares”) shown above, an indeterminate number of common shares that may become issuable under the First Potomac Realty Trust 2009 Equity Compensation Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding common shares.

(2)	Estimated solely for the purpose of computing the registration fee. In accordance with Rules 457(c) and 457(h) under the Securities Act, the maximum offering price per share and maximum aggregate offering price shown are based on the average of the high and low sales prices reported for the Registrant’s common shares on the New York Stock Exchange on June 29, 2011, which was $15.12 per share.

EXPLANATORY NOTE
First Potomac Realty Trust (the “Company”) is hereby registering 4,500,000 additional common shares, par value $0.001 per share, for issuance under the Company’s 2009 Equity Compensation Plan, as amended (the “Plan”). The prior registration statements on Form S-8 (Registration Nos. 333-161403 and 333-172141, referred to as the “Prior Registration Statements”), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 17, 2009 and February 9, 2011, respectively, are currently effective and, as permitted by General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in this Part I will be sent or given to participants under the Plan as specified by Rule 428(b)(1) under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Company with the SEC are incorporated herein by reference and made a part hereof:
•	The Company’s Annual Report on Form 10-K for the year ended December 31, 2010;

•	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011;

•	The Company’s Current Reports on Form 8-K filed with the SEC on January 11, 2011, January 14, 2011, January 19, 2011, January 28, 2011, February 28, 2011, March 29, 2011, May 13, 2011, May 23, 2011, June 13, 2011, June 22, 2011 and July 1, 2011; and

•	The Company’s Registration Statement on Form 8-A, which incorporates by reference the description of the Company’s common shares from our Registration Statement on Form S-11 (Reg. No. 333-107172), and all amendments, prospectuses or reports filed for the purpose of updating such description.
All documents subsequently filed with the SEC by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information that is deemed to have been “furnished” and not “filed” with the SEC, including any Item 2.02 or Item 7.01 current reports on Form 8-K), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit
No.	Description
5.1	Opinion of Hogan Lovells US LLP as to the legality of the securities being registered.
10.1	First Potomac Realty Trust 2009 Equity Compensation Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement, filed with the SEC on April 8, 2009).
10.2
Amendment No. 1 to the First Potomac Realty Trust 2009 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A, filed with the SEC on May 27, 2010).

10.3
Amendment No. 2 to the First Potomac Realty Trust 2009 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 23, 2011).

23.1	Consent of KPMG LLP.
23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on July 1, 2011.

First Potomac Realty Trust
By:	/s/ Barry H. Bass
Barry H. Bass
Executive Vice President and Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barry H. Bass and Joel F. Bonder, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this registration statement and any registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Douglas J. Donatelli Douglas J. Donatelli	Chairman of the Board of Trustees and Chief Executive Officer (Principal Executive Officer)	July 1, 2011

/s/ Barry H. Bass Barry H. Bass	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 1, 2011

/s/ Michael H. Comer Michael H. Comer	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	July 1, 2011

/s/ Robert H. Arnold Robert H. Arnold	Trustee	July 1, 2011

Richard B. Chess	Trustee

J. Roderick Heller, III	Trustee

/s/ R. Michael McCullough R. Michael McCullough	Trustee	July 1, 2011

/s/ Alan G. Merten Alan G. Merten	Trustee	July 1, 2011

Terry L. Stevens	Trustee

EXHIBIT INDEX

Exhibit
No.	Description
5.1	Opinion of Hogan Lovells US LLP as to the legality of the securities being registered.
10.1	First Potomac Realty Trust 2009 Equity Compensation Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement, filed on April 8, 2009).
10.2
Amendment No. 1 to the First Potomac Realty Trust 2009 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A, filed with the SEC on May 27, 2010).

10.3
Amendment No. 2 to the First Potomac Realty Trust 2009 Equity Compensation Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 23, 2011).

23.1	Consent of KPMG LLP.
23.2	Consent of Hogan Lovells US LLP (included as Exhibit 5.1).
24.1	Power of Attorney (included on signature page).